SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 5, 2007

Vita Food Products, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1-12599	36-3171548
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

2222 West Lake Street		60612
Chicago, Illinois		(Zip Code)
(Address of principal executive offices)

(312) 738-4500 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

                On November 5, 2007, Vita Food Products, Inc. (the “Company”) furnished notification of delisting and deregistration to the American Stock Exchange (the “AMEX”) and issued a public press release with respect thereto.  These actions followed the November 2, 2007 determination by the Company’s Board of Directors, after consulting with management, to delist the Company’s common stock from the AMEX and deregister its common stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after carefully considering the advantages and disadvantages of continuing registration and listing. The costs and administrative burdens associated with being a public company have significantly increased, particularly in light of the adoption of the Sarbanes-Oxley Act and the adoption of new rules by the Securities and Exchange Commission (the “SEC”) and the AMEX. The Board determined that the rising costs of compliance, as well as the substantial demands on management time and resources compelled by the compliance requirements, outweigh the benefits the Company receives from maintaining its registered and listed status. The Board believes that deregistering will result in significant reductions in the Company’s accounting, legal and administrative expenses, avoid even higher future expenses and enable management to focus all of its time and resources on operating the Company and enhancing shareholder value.  The Company will file a Form 25, delisting its shares, on November 16, 2007 and a Form 15, deregistering them, on November 26, 2007, the effective date of delisting.

                The Company is eligible to deregister under the Exchange Act by filing a Form 15 because it has fewer than 300 holders of record of its common stock.  Upon the filing of the Form 15, the Company’s obligation to file certain reports with the SEC, including Forms 10-K, 10-Q and 8-K, will immediately be suspended. The Company expects that the deregistration of its common stock will become effective 90 days after the date of filing of the Form 15 with the SEC. The Company expects, but cannot guaranty, that its common stock will be quoted on the Pink Sheets after it delists from the AMEX. There can also be no assurance that any brokerage firms will continue to make a market in the common stock after the delisting. The Pink Sheets is a provider of pricing and financial information for the over-the-counter securities markets. It is a centralized quotation service that collects and publishes market maker quotes in real time primarily through its website, www.pinksheets.com, which provides stock and bond price quotes, financial news, and information about securities.

A copy of the Company’s press release with respect to the Company’s decision to delist and deregister its common stock is attached as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01              Financial Statements and Exhibits.

(a)                                  Financial statements of businesses acquired.

                                                Not applicable.

(b)                                 Pro forma financial information.

                                Not applicable.

(c)                                  Shell Company Transactions.

Not applicable.

(d)                                 Exhibits.

See exhibit index attached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                VITA FOOD PRODUCTS, INC.

Date: November 8, 2007	By:	/s/Clifford K. Bolen
Clifford K. Bolen
President and Chief Executive Officer
(Principal Executive Officer)

Date: November 8, 2007	By:	/s/R. Anthony Nelson
R. Anthony Nelson
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated November 5, 2007.